                                                               EXHIBIT (a)(1)(B)

                      AGREEMENT OF ASSIGNMENT AND TRANSFER

                  FOR UNITS OF LIMITED PARTNERSHIP INTEREST IN
                    AMERICAN RETIREMENT VILLAS PROPERTIES II

         NOTE: IN ORDER TO VALIDLY TENDER YOUR UNITS, YOU MUST COMPLETE SIGN, DATE AND RETURN THIS AGREEMENT OF ASSIGNMENT AND TRANSFER TO THE INFORMATION AGENT IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR BY FACSIMILE AT (866) 275-3710. IF YOU DELIVER THE AGREEMENT OF ASSIGNMENT AND TRANSFER BY FACSIMILE, YOU MUST ALSO RETURN THE ORIGINAL DOCUMENTS TO THE INFORMATION AGENT, WHICH ORIGINALS, ONLY, MAY BE RECEIVED AFTER THE EXPIRATION DATE PROVIDED THAT THE FACSIMILE IS RECEIVED PRIOR TO OR ON THE EXPIRATION DATE. IN ORDER TO AVOID THE IMPOSITION OF BACKUP WITHHOLDING, TAX YOU MUST ALSO COMPLETE SIGN, DATE AND RETURN THE SUBSTITUTE FORM W-9 AND FIRPTA AFFIDAVIT THAT IS INCLUDED IN THIS PACKAGE.

         NOTE: IF LEGAL TITLE TO YOUR UNITS IS HELD THROUGH AN IRA, KEOGH OR SIMILAR ACCOUNT, WE WILL SEND ON YOUR BEHALF A COPY OF YOUR COMPLETED AGREEMENT OF ASSIGNMENT AND TRANSFER TO YOUR CUSTODIAN TO OBTAIN YOUR CUSTODIAN'S CONFIRMATION. HOWEVER, IN THIS CASE, YOU SHOULD SEND YOUR COMPLETED AGREEMENT OF ASSIGNMENT AND TRANSFER TO THE INFORMATION AGENT NOT LESS THAN ONE WEEK PRIOR TO THE EXPIRATION DATE SO THAT WE HAVE TIME TO OBTAIN YOUR CUSTODIAN'S CONFIRMATION PRIOR TO THE EXPIRATION DATE. YOU MAY ALSO SEND YOUR COMPLETED AGREEMENT OF ASSIGNMENT AND TRANSFER TO YOUR CUSTODIAN TO OBTAIN YOUR CUSTODIAN'S CONFIRMATION AND THEN MAIL OR DELIVER THE AGREEMENT OF ASSIGNMENT AND TRANSFER TO THE INFORMATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH BELOW PRIOR TO THE EXPIRATION DATE.

         NOTE: IF YOU WISH TO CONSENT TO THE MERGER PROPOSAL DESCRIBED IN THE OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT IN ADDITION TO TENDERING YOUR UNITS, YOU MUST ALSO FILL OUT, SIGN AND RETURN THE GREEN CONSENT FORM THAT IS INCLUDED IN THIS PACKAGE.

         NOTE: IF YOU HAVE RECEIVED THIS AGREEMENT DIRECTLY FROM THE PURCHASER, WE HAVE COMPLETED CERTAIN REQUIRED INFORMATION ON THE BACK PAGE OF THIS AGREEMENT (SPECIFICALLY, CURRENT REGISTRATION, CUSTODIAN INFORMATION (IF ANY), NUMBER OF UNITS HELD AND INVESTOR NUMBER). IF YOU HAVE RECEIVED THIS AGREEMENT THROUGH YOUR CUSTODIAN, THIS INFORMATION WILL BE BLANK AND MUST BE PROVIDED BY YOU.

         NOTE: COMPLETION OF THE OFFER IS CONDITIONED UPON THE RECEIPT OF VALID WRITTEN CONSENTS TO THE MERGER PROPOSAL BY UNITHOLDERS WHO COLLECTIVELY HOLD MORE THAN 50% OF THE UNITS THAT ARE NOT HELD BY ARV OR ITS SUBSIDIARIES. CONSEQUENTLY, IF YOU DECIDE TO TENDER YOUR UNITS BUT DO NOT ALSO DELIVER YOUR CONSENT TO THE MERGER PROPOSAL PURSUANT TO THE ENCLOSED CONSENT FORM, YOUR FAILURE TO CONSENT WILL REDUCE THE LIKELIHOOD THAT THE OFFER WILL BE COMPLETED AND THAT WE WILL PURCHASE THE UNITS YOU MAY HAVE TENDERED.

1.     Offer of Units; Agreement to Transfer


         Upon the terms and subject to the conditions set forth in this Agreement of Assignment and Transfer (this "Agreement"), I, the undersigned Limited Partner (as defined in the Partnership Agreement that is defined below), and/or assignee holder or beneficial owner, do hereby sell, assign, transfer, convey and deliver ("Transfer") to ARVP II Acquisition, L.P. or its assignee or assignees (such purchasing entity is hereafter referred to as "Purchaser"), the number of units of limited partnership interest (including any certificates or depositary receipts evidencing such interests) (the "Units") in American Retirement Villas Properties II, a California limited partnership (the "Partnership") indicated on page 9 of this Agreement, pursuant to this Agreement and the associated Offer to Purchase and Consent Solicitation Statement (the "Offer to Purchase and Consent Solicitation Statement"), dated March 24, 2004 (the "Offer Date"), as each may be supplemented or amended, for a purchase price of $300 per Unit, in cash, subject to adjustment as set forth in the Offer to Purchase and Consent Solicitation Statement and below (the "Offer Price").



         Notwithstanding any provision to the contrary, it is my understanding, and I hereby acknowledge and agree, that, upon the terms and subject to the conditions of this Agreement, Purchaser shall be entitled to receive (i) all distributions of cash or other property from the Partnership attributable to the Units that are declared or made on or after the Offer Date including, without limitation, all distributions of cash from operations and capital proceeds, without regard to whether the applicable sale, financing, refinancing or other disposition took place before or after my Offer or the Transfer and (ii) all proceeds that are paid on or after the Offer Date from or as a result of any claim, litigation, class or derivative action brought by or for the benefit of the Limited Partners with respect to the Units, regardless of when the claims brought pursuant to such action accrued (the distributions or proceeds described in (i) and (ii), collectively, a "Distribution"). To the extent that any Distribution of cash is made or declared by the Partnership with respect to the Units for any period commencing on or after the Offer Date and I receive such Distribution, I understand that the amount of the Distribution per Unit will be deducted from the cash price of $300 per Unit to be paid to me by Purchaser, as described in the Offer to Purchase and Consent Solicitation Statement. It is also my understanding, and I acknowledge and agree, that, subject to Purchaser's payment to me for the Units Transferred hereby, the taxable income and taxable loss attributable to the Transferred Units with respect to the taxable period in which the Transfer occurs shall be allocated between me and Purchaser as provided in the Limited Partnership Agreement of the Partnership, dated as of February 9, 1988, as such agreement may be amended (the "Partnership Agreement"), or in accordance with such other lawful allocation methodology as may be agreed upon by the Partnership and Purchaser.


         It is my intention that Purchaser succeed to my interest as a substituted Limited Partner with respect to the Transferred Units and that Purchaser will be treated as a Limited Partner of the Partnership with respect to those Units for all purposes. Subject to, and effective upon, Purchaser's payment to me for the Units Transferred hereby upon the terms of and subject to the conditions of this Agreement and the Offer to Purchase and Consent Solicitation Statement, I hereby Transfer to Purchaser all of my right, title and interest in and to the Units and any and all Distributions declared or made on or after the Offer Date, including, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions (other than cash distributions as to which an adjustment in the price to be paid has been made as described in the preceding paragraph), voting rights and other benefits of any nature whatsoever distributable or allocable to the Units, or, if applicable, in respect of my status as a Limited Partner, under the Partnership Agreement or otherwise. This Transfer is made unconditionally (i) to the extent that the rights appurtenant to the Units may be Transferred and conveyed without the consent of the general partner of the Partnership (the "General Partner"), and (ii) to the extent that the General Partner recognizes the transfer of those Units to Purchaser for all purposes and will accept Purchaser as the substituted Limited Partner in respect of the Transferred Units in accordance with the Partnership Agreement.

         I agree to pay any costs incurred by Purchaser in connection with the enforcement of any of my obligations hereunder and to indemnify and hold harmless Purchaser from and against all claims, damages, losses, obligations and any responsibilities arising, directly or indirectly, out of my breach of any agreements, representations and warranties made by me herein. Purchaser will be entitled to recover from me all costs and expenses Purchaser incurs in recovering any amounts due Purchaser from me under this Agreement, including fees and expenses incurred in the collection process as well as reasonable lawyers' fees and costs at trial and on appeal. I shall keep the terms of this Agreement and all other dealings and communications between myself and Purchaser and our respective representatives confidential. Notwithstanding the foregoing, I (and each affiliate and person acting on my behalf) agree that I and any other party to this Agreement (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to me or such other party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including, without limitation, (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction,
(ii) the identities of participants or potential participants in the transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction) or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

2.     Appointment as Attorney-In-Fact and Proxy

         Effective upon Purchaser's payment for the Units Transferred hereby, and subject to "THE TENDER OFFER -- Withdrawal Rights" section in the Offer to Purchase and Consent Solicitation Statement, I hereby irrevocably constitute and appoint Purchaser and its designees as my true and lawful attorneys-in-fact and proxies with respect to the Units (and with respect to any and all other Units or other securities issued or issuable in respect of such Unit on or after Purchaser's Offer Date), each with full power of substitution, to the full extent of my rights (such power of attorney and proxy being deemed to be an irrevocable durable power coupled with an interest and being unaffected by my disability, incapacity, dissolution, termination or bankruptcy), to (i) seek to transfer ownership of such Units on the Partnership's books to Purchaser (and to execute and to deliver any accompanying evidences of transfer and authenticity which Purchaser, the Partnership or the General Partner may deem necessary or appropriate in connection therewith, including, without limitation, any documents or instruments required to be executed under a "Transferor's (Seller's) Application for Transfer" created by the NASD, if required); (ii) become a substituted Limited Partner; (iii) receive any and all Distributions made or declared by the Partnership after the Offer Date; (iv) receive all benefits and otherwise exercise all rights of beneficial ownership of such Units in accordance with the terms of the Offer to Purchase and Consent Solicitation Statement; (v) execute and deliver to the Partnership and/or the General Partner (as the case may be) any notice required by section 6050K of the Internal Revenue Code of 1986, as amended, or any successor provision, and a change of address form instructing the Partnership to send any and all future Distributions to which Purchaser is entitled pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement in respect of tendered Units to the address specified in such form; (vi) endorse any check payable to me or upon my order representing a distribution to which Purchaser is entitled pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement, in each case on my behalf, in favor of Purchaser or any other payee Purchaser otherwise designates; (vii) exercise all of my voting and other rights as any such attorney-in-fact in its sole discretion may deem proper at any meeting of Unitholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise; (viii) act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Units; (ix) execute a loss and indemnity agreement relating to the Units on my behalf if I fail to include my original certificate(s) (if any) representing the Units with this Agreement; or (x) commence any litigation that Purchaser or its designees, in its sole discretion, deems necessary to enforce any exercise of Purchaser's or such designees' powers as my attorneys-in-fact as set forth above.

         Purchaser shall not be required to post bond of any nature in connection with this power of attorney. Such appointment will be effective upon receipt by Purchaser of this Agreement and Purchaser's payment for the Units Transferred hereby. Upon such receipt, all prior proxies (other than the power of attorney and proxy given as provided in the Consent Form completed by me) given by me with respect to the Units that are the subject of the Offer will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective).

3.     Custodian Confirmation Required

         IF LEGAL TITLE TO THE UNITS IS HELD THROUGH AN IRA, KEOGH OR OTHER ACCOUNT, I UNDERSTAND THAT THIS AGREEMENT MUST BE CONFIRMED BY THE CUSTODIAN OF SUCH ACCOUNT. FURTHERMORE, I HEREBY AUTHORIZE AND DIRECT THE CUSTODIAN OF MY ACCOUNT TO CONFIRM THIS AGREEMENT.

4.     Representations and Warranties

         I hereby represent and warrant to Purchaser and the Partnership that
(i) I have received the Offer to Purchase and Consent Solicitation Statement;
(ii) I own the Units that are being Transferred hereby, either (x) of record and beneficially or, (y) if the section below entitled "Beneficial Owners; Custodian Information" is also completed, through an IRA, Keogh or similar account, (iii) I have full right, power and authority to validly sell, assign, trade, transfer, convey and deliver to Purchaser the Units; (iv) effective at the time that the Units are accepted for payment by and Transferred to Purchaser, Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale and transfer thereof, and the Units will not be subject to any adverse claim; (v) I am a "United States person," as defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or, if I am not a United States person, I will provide a Form W-8BEN or a Form W-8ECI as provided in
Section 9 below; (vi) I own the Units being tendered within the meaning of Rule 14e-4 under the Exchange Act; and (vii) the tender of such Units complies with Rule 14e-4.

         I hereby also represent and warrant that the Transfer contemplated by this Agreement would not (i) violate the registration requirements of the Securities Act of 1933, as amended, or (ii) violate the laws of any state, or the rules or regulations of any government agency (including those related to suitability standards), applicable to such transfer.

         I hereby also represent, warrant and confirm to Purchaser and the Partnership that in entering into this Agreement and Transferring my Units, I have not relied on any information of Purchaser (except for information contained in the Offer to Purchase and Consent Solicitation) or any representation of Purchaser, and that Purchaser has not given me any investment advice nor have I compensated Purchaser in any manner.

         I understand that the Offer Price may be more or less than the fair market price of the Units or than prices recently quoted by secondary market matching services. By Transferring my Units, I wish to have Purchaser bear all future risks and uncertainties relating to the value of the Units.

         I understand that my Transfer hereby is subject to certain conditions for the benefit of Purchaser to Purchaser's offer as set forth in the Offer to Purchase and Consent Solicitation Statement, including (i) the approval of the Merger Proposal by Unitholders holding a majority of the Units that the General Partner or its subsidiaries do not hold; (ii) the non-occurrence of certain events before the Expiration Date (as defined in the Offer to Purchase and Consent Solicitation Statement), such as legal or governmental actions that would prohibit the purchase of Units or a material adverse change with respect to the Partnership or its business; and (iii) after the Expiration Date and before payment for the Units, the Purchaser's failure to receive any governmental regulatory approvals necessary to complete the Offer, each as provided in the Offer to Purchase and Consent Solicitation Statement.

5.     Release of General Partner

         I hereby release and discharge the General Partner and its officers, shareholders, directors, employees and agents from all actions, causes of action, claims and demands I have, or may have, against the General Partner that result from the General Partner's reliance on this Agreement or any of the terms and conditions contained herein. I hereby indemnify and hold harmless the Partnership from and against all claims, demands, damages, losses, obligations and responsibilities arising, directly or indirectly, out of a breach of any one or more of the representations and warranties set forth herein.

6.       Offer Irrevocable; Subject to My Withdrawal Rights


         I understand that my Transfer of Units hereby will be irrevocable by me, subject to my withdrawal rights set forth in the section of the Offer to Purchase and Consent Solicitation Statement, "THE TENDER OFFER -- Withdrawal Rights." These rights include that I may withdraw any Units I have tendered pursuant to the Offer to Purchase and Consent Solicitation Statement at any time prior to the Expiration Date. After the Expiration Date, my Offer is firm and irrevocable and may not be withdrawn until after May 24, 2004 (60 days from the commencement of Purchaser's offer) and then only to the extent that tendered Units have not been accepted for payment. For any withdrawal to be effective, I understand that I must deliver to you or your agent a written notice of withdrawal in the form accompanying this Agreement before May 5, 2004 (or such other expiration date to which the Offer to Purchase and Consent Solicitation Statement may be extended), at the address or facsimile number set forth in the notice of withdrawal.


         All authority herein conferred or agreed to be conferred to Purchaser shall survive my death or incapacity and all of my obligations shall be binding upon my heirs, personal representatives, successors and assigns.

         Upon request, I will execute and deliver any additional documents deemed by Purchaser and its designees to be necessary or desirable to complete the assignment, transfer and purchase of the Units.

7.     Payment Procedures

         I hereby understand that on the terms of and subject to the conditions in this Agreement and the Offer to Purchase and Consent Solicitation Statement, payment by Purchaser for the Units Transferred hereby and accepted by Purchaser will be made by check mailed to me, once (i) Purchaser receives receipt of the Partnership's confirmation that the transfer of Units to Purchaser has been effected and that Purchaser has been recognized as a substituted Limited Partner with respect to the Units Transferred and (ii) the Units have been actually Transferred to Purchaser. I further understand that the effective date of transfer is established by the Partnership and may occur several weeks after the date on which Purchaser receives confirmation from the Partnership of the transfer of the Units to Purchaser. I hereby agree that Purchaser shall have no liability for any damages that may be incurred by me as a result of any delay in such payment caused by the Partnership's failure to promptly effect transfers. I acknowledge that, notwithstanding the foregoing, Purchaser reserves the right, in its sole discretion, to pay for the Units Transferred hereby prior to the effective date of transfer established by the Partnership.

8.     Termination

         I hereby understand and agree that I may withdraw the Units being Transferred hereby subject to my withdrawal rights as described in Section 6 herein and that Purchaser may, at its sole discretion, terminate this Agreement (in whole or in part) prior to making payment for the Units in accordance with the terms of and conditions to the Offer to Purchase and Consent Solicitation Statement. If Purchaser does terminate this Agreement, I understand that (i) Purchaser shall notify me promptly after such termination and return the Units to me or my custodian and (ii) Purchaser shall have no liability for any damages incurred by me as a result of such termination.

9.     Backup Withholding Tax


         I understand and agree that in order to avoid the imposition of backup Purchaser's Offer, I must provide my correct taxpayer identification number and I must certify, on the Substitute Form W-9 included as part of this Agreement of Assignment and Transfer, under penalties of perjury, that the taxpayer identification number that I have provided is correct and that I am not subject to backup withholding tax. I further understand that if I do not provide my correct taxpayer identification number, or fail to provide the certifications described above, then the Internal Revenue Service (the "IRS") may impose a penalty on me, and I may be subject to backup withholding tax at the rate of 28%. If I am not a United States person, I will provide a Form W-8BEN or a Form W-8ECI (available from ACS Securities Services, Inc. (the "Information Agent") at 1-866-275-3707 (Toll Free)) in order to avoid backup withholding tax.


10.    FIRPTA

         I understand and agree that in order to avoid the imposition of withholding tax at the rate of 10% on payments made to me pursuant to Purchaser's offer as set forth in the Offer to Purchase and Consent Solicitation Statement, I must provide certain certifications, on the FIRPTA Affidavit included as part of this Agreement of Assignment and Transfer, under penalties of perjury. I further understand that if I fail to provide such certifications, then I may be subject to withholding tax at the rate of 10%.

11.     Assignment and Disclaimer

         I understand and agree that Purchaser may, without my consent, assign all or some of its rights and delegate all or some of its duties arising out of this Agreement to an affiliate. I hereby disclaim any contractual or other legal relationship with the Information Agent, which merely has acted as a provider of general information about this offering and other offerings. I understand that the only party acquiring my Units, and participating in this Agreement, is Purchaser.

12.    Governing Law; Waiver of Trial By Jury

         This Agreement shall be governed by and construed in accordance with the laws of the State of California. I hereby waive any claim that any state or federal court in the State of California is an inconvenient forum, and WAIVE ANY RIGHT TO TRIAL BY JURY. I HEREBY SUBMIT TO THE JURISDICTION OF ANY COURT IN THE STATE OF CALIFORNIA IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

13.    Withdrawal From Partnership

         By executing this Agreement, I hereby acknowledge to the General Partner and the Partnership that, to the extent I am a Limited Partner, I desire to cease to be a Limited Partner as to the Units referenced herein and hereby direct the General Partner to take all such actions as are necessary to accomplish such cessation and to appoint Purchaser as my agent and attorney-in-fact, to execute, swear to, acknowledge and file any document or to amend the books and records of the Partnership as necessary or appropriate for my ceasing to be a Limited Partner.

         I HEREBY DIRECT AND INSTRUCT THE PARTNERSHIP AND THE GENERAL PARTNER IMMEDIATELY UPON THEIR RECEIPT OF THIS AGREEMENT AND EFFECTIVE AS

OF THE EXPIRATION DATE (I) TO AMEND THE BOOKS AND RECORDS OF THE PARTNERSHIP TO CHANGE MY ADDRESS OF RECORD AND TO RECOGNIZE PURCHASER FOR THE PURPOSE OF RECEIVING ALL FUTURE DISTRIBUTIONS AND ACKNOWLEDGE THE TRANSFER OF UNITS FROM ME TO PURCHASER AT 245 FISCHER AVENUE, SUITE D-1, COSTA MESA, CA 92626 AND (II) TO FORWARD ALL DISTRIBUTIONS WITH RESPECT TO THE UNITS DECLARED OR MADE ON OR AFTER THE OFFER DATE AND OTHER INFORMATION TO BE RECEIVED BY ME TO PURCHASER TO THE ADDRESS SET FORTH IN (I). TO THE EXTENT THAT ANY DISTRIBUTIONS ARE MADE BY THE PARTNERSHIP WITH RESPECT TO THE UNITS ON OR AFTER THE OFFER DATE AND ARE RECEIVED BY ME, I AGREE THAT PURCHASER WILL DEDUCT THE AMOUNT OF SUCH CASH DISTRIBUTIONS FROM THE PRICE PURCHASER PAYS ME FOR MY TENDERED UNITS AND I WILL DELIVER TO PURCHASER ANY SUCH NON-CASH DISTRIBUTIONS RECEIVED BY ME.

    [remainder of page intentionally left blank; signature page appears after "Instructions to Complete the Agreement of Assignment and Transfer"]

        INSTRUCTIONS TO COMPLETE THE AGREEMENT OF ASSIGNMENT AND TRANSFER

         You must mail, or send by hand delivery, overnight courier or facsimile, the executed original to the Information Agent, together with any other documents that may be required by your broker or other nominee and that have been delivered to you, any time prior to or on the Expiration Date (or such other date to which the Offer to Purchase and Consent Solicitation Statement may be extended):

                          ACS Securities Services, Inc.
                  Attn: American Retirement Villas Properties II
                           3988 N. Central Expressway
                              Building 5, 6th Floor
                                Dallas, TX 75204
                              Tel.: (866) 275-3707
                               Fax: (866) 275-3710

         NOTE: IF YOU WISH TO CONSENT TO THE MERGER PROPOSAL DESCRIBED IN THE OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT IN ADDITION TO TENDERING YOUR UNITS, YOU MUST ALSO FILL OUT, SIGN AND RETURN THE CONSENT FORM THAT IS INCLUDED IN THIS PACKAGE. COMPLETION OF THE OFFER IS CONDITIONED UPON THE RECEIPT OF VALID WRITTEN CONSENTS TO THE MERGER PROPOSAL BY UNITHOLDERS WHO COLLECTIVELY HOLD MORE THAN 50% OF THE UNITS THAT ARE NOT HELD BY ARV OR ITS SUBSIDIARIES. CONSEQUENTLY, IF YOU DECIDE TO TENDER YOUR UNITS BUT DO NOT ALSO DELIVER YOUR CONSENT TO THE MERGER PROPOSAL PURSUANT TO THE ENCLOSED CONSENT FORM, YOUR FAILURE TO CONSENT WILL REDUCE THE LIKELIHOOD THAT THE OFFER WILL BE COMPLETED AND THAT WE WILL PURCHASE THE UNITS YOU MAY HAVE TENDERED.


         A pre-addressed postage-paid envelope is enclosed for your convenience. The method of delivery of this Agreement and all other required documents is at your option and risk, and delivery will be deemed made only when actually received by the Information Agent. If delivery is by mail, Purchaser recommends registered mail with return receipt requested. If delivery is by facsimile, you must also return the original documents, which originals, only, may be received after the Expiration Date provided that the facsimile is received prior to or on the Expiration Date. In all cases, you should allow sufficient time to ensure timely delivery prior to May 5, 2004 (or such date as our Offer and Consent Solicitation are extended). If you authorize the tender of your Units, all such Units will be tendered unless otherwise indicated.


         IF LEGAL TITLE TO YOUR UNITS IS HELD THROUGH AN IRA, KEOGH OR SIMILAR ACCOUNT, WE WILL SEND ON YOUR BEHALF A COPY OF SUCH COMPLETED MATERIALS TO YOUR CUSTODIAN TO OBTAIN YOUR CUSTODIAN'S CONFIRMATION. HOWEVER, IN THIS CASE, YOU SHOULD SEND YOUR COMPLETED MATERIALS TO THE INFORMATION AGENT NOT LESS THAN ONE WEEK PRIOR TO THE EXPIRATION DATE SO THAT WE HAVE TIME TO OBTAIN SUCH CONFIRMATION PRIOR TO THE EXPIRATION DATE. YOU MAY ALSO SEND YOUR COMPLETED AGREEMENT OF ASSIGNMENT AND TRANSFER TO YOUR CUSTODIAN TO OBTAIN YOUR CUSTODIAN'S CONFIRMATION AND THEN RETURN THE AGREEMENT OF ASSIGNMENT AND TRANSFER TO THE INFORMATION AGENT PRIOR TO THE EXPIRATION DATE.

         Upon receipt of your Agreement, the Information Agent will determine if the documentation is complete. If it is not, you will receive a telephone call or a letter from the Information Agent highlighting the information or documents that we need to process the Agreement. Please respond promptly, as your failure to do so can add weeks to the processing time.

         IF YOU HAVE QUESTIONS REGARDING THE TRANSFER OF YOUR UNITS OR NEED ASSISTANCE COMPLETING THIS FORM, PLEASE CALL THE INFORMATION AGENT AT (866) 275-3707.

If you are a Beneficial Owner of Record, you should:

       1.      COMPLETE and SIGN this Agreement;

       2.      Indicate number of Units owned and/or to be sold; and

       3.      Return this Agreement in the envelope provided.

If legal title to your Units is held through an IRA, Keogh or similar account, you should:

       1.      COMPLETE and SIGN this Agreement;

       2.      Indicate number of Units owned and/or to be sold; and

       3. Return this Agreement in the envelope provided, together with any other documents your Custodian may require and/or has delivered to you.

Note: the Information Agent will work directly with your Custodian to get the necessary custodial confirmation and then forward your check to your IRA, Keogh or other account

If you own the Units through Joint Ownership, you should:

       1.      ALL owners of record must COMPLETE and SIGN this Agreement;

       2.      Indicate number of Units owned and/or to be sold; and

       3.      Return this Agreement in the envelope provided.

If any owner is Deceased, you should:

       1.      Enclose a certified copy of the death certificate;

       2. If ownership is other than joint tenants with right of survivorship, please provide a letter of testamentary or administration, current within 6 months, showing your beneficial ownership or executor capacity (in addition to a copy of the death certificate);

       3.      COMPLETE and SIGN this Agreement;

       4.      Indicate number of Units owned and/or to be sold; and

       5.      Return this Agreement in the envelope provided.

If you are a Corporation, you should:

       1.      Enclose a CORPORATE RESOLUTION showing authorized signatory;

       2.      COMPLETE and SIGN this Agreement;

       3.      Indicate number of Units owned and/or to be sold; and

       4.      Return this Agreement in the envelope provided.

If you are a Trust, Profit Sharing or Pension Plan, you should:

       1. Enclose the title, signature and other applicable pages of your trust, profit sharing or other agreement showing authorized signatory;

       2.      COMPLETE and SIGN this Agreement;

       3.      Indicate number of Units owned and/or to be sold; and

       4.      Return this Agreement in the envelope provided.

IN ORDER TO AVOID THE IMPOSITION OF BACKUP WITHHOLDING TAX, YOU MUST ALSO COMPLETE SIGN, DATE AND RETURN THE SUBSTITUTE FORM W-9 AND FIRPTA AFFIDAVIT THAT IS INCLUDED IN THIS PACKAGE.

         AS THE TRANSFEROR, YOU MUST COMPLETE ALL ITEMS IN THIS SECTION TO THE EXTENT APPLICABLE OR NOT ALREADY COMPLETED.

         I hereby make application to transfer and assign to Purchaser, as set forth herein, and for Purchaser to succeed to such rights and interests as a substituted Limited Partner, successor in interest and assignee.

RECORD AND BENEFICIAL OWNERS

I desire to sell _________ Units(1)

Circle One:     U.S. Citizen  Resident Alien
                Non-Resident Alien

BENEFICIAL OWNERS HOLDING UNITS THROUGH CUSTODIANS

Please check this box if legal title to your Units is held through an IRA, Keogh or similar account (the "Custodian"). [ ]

I desire to sell _________ Units(1)

         The undersigned hereby authorizes, instructs and directs the Custodian to take all actions necessary to tender in the Offer the number of Units indicated above held by the Custodian for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement and this Agreement of Assignment and Transfer, including by confirming the Agreement of Assignment and Transfer and any other documents requested by Purchaser to effect and record the tender of my Units in the Offer and by discussing the ownership or status of my Units to be tendered in the Offer directly with Purchaser or Purchaser's agents, including the Information Agent:

     PLEASE ALSO COMPLETE AND RETURN WITH THIS AGREEMENT OF ASSIGNMENT AND TRANSFER ANY ADDITIONAL DOCUMENTS THAT YOUR CUSTODIAN MAY REQUIRE IN CONNECTION WITH THE TENDER OF YOUR UNITS AND THAT HAVE BEEN DELIVERED TO YOU.

CERTIFICATION

         I hereby certify and represent that I have possession of valid title and all requisite power to assign such interests and that the assignment is in accordance with applicable laws and regulations and further certify, under penalty of law, the following:

Reason for Transfer: Sale (for consideration)

TAX CERTIFICATION

         Under penalty of perjury, I certify that the statements in Sections 9 and 10 of this Agreement are true, complete and correct.

-------------------
(1) Unless otherwise indicated, it will be assumed that all of your Units are intended to be tendered.

SIGNATURE CERTIFICATION/ POWER OF ATTORNEY

         As set forth in Section 2 of this Agreement, I hereby irrevocably constitute and appoint Purchaser as my true and lawful agent, attorney-in-fact and proxy with respect to the Units, with full power of substitution. This must be signed by the registered holder(s) exactly as the name(s) appear(s) on the Partnership records. Persons who sign as a representative or in any fiduciary capacity must indicate their capacity when signing and must present satisfactory evidence of their authority to so act.

         YOUR SIGNATURE

         ________________________________

         Date:

         CO-TRANSFEROR'S SIGNATURE (IF APPLICABLE)

         ________________________________

         Date:

         If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) or a corporation or another acting in a fiduciary or representing capacity, please provide the following information:


          Name(s):  _______________________



          Capacity: (Full Title):  _______________________


         CUSTODIAN'S CONFIRMATION (IF APPLICABLE)

         ________________________________
         Date:

                    PAYER'S NAME: ARVP II ACQUISITION, L.P.

         SUBSTITUTE          Part I - Taxpayer
          Form W-9           identification number for
 Department of the Treasury  all accounts, enter
  Internal Revenue Service   taxpayer identification     Social Security Number
                             number in the box at the    _______________________
Payer's Request for Taxpayer right. (For most
 Identification Number (TIN) individuals this is your           OR
                             social security number.
                             If you do not have a       Employer Identification
                             number, see Obtaining a          Number
                             Number in the enclosed     ________________________
                             Guidelines). Certify by
                             signing below.

                             Note: If the account is
                             in more than one name,
                             see the chart in the       (if awaiting TIN write
                             enclosed Guidelines to     "Applied For")
                             determine which number
                             to give the payer.

Certification - Under penalty of perjury, I certify that:

1. The number shown on this form is my correct Taxpayer Identification Number (or I am awaiting for a number to be issued to me), and

2. I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

3.       I am a U.S. person (including a U.S. resident alien).

Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see the instructions in the enclosed Guidelines).

SIGNATURE:________________________________________DATE:_________________________

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER.

PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                                FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of one or more partnership units in American Retirement Villas Properties III, L.P. ("Units"), the undersigned hereby certifies the following:

1. The name of the owner of the Units (if the Units are owned by a disregarded entity, then provide the name and address of the owner of the entity instead) on whose behalf this certification is being provided (the "Owner") is:
_____________________________________.

2.       The Owner is not a disregarded entity as defined in Treasury Regulation
Section 1.1445-2(b)(2)(iii).

3. The Owner is not: (i) a nonresident alien individual for purposes of United States Federal income taxation, or (ii) a foreign partnership, foreign trust or estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

4.       The Owner's U.S. taxpayer identification number is:

                             Social Security Number
                             ______________________

                                       or

                         Employer Identification Number
                             ______________________


5. The Owner's home address, if the Owner is an individual, or office address, if the Owner is an entity, is:________________________________________
_______________________________________________________________________________.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and, if the Owner is an entity, I further declare that I have authority to sign this document on behalf of the Owner.

Owner's Name:

Signature:_________________________________Date:________________________________
          Title:

FULL NAME OF PARTNERSHIP:
AMERICAN RETIREMENT VILLAS PROPERTIES II.